                                                                    Exhibit 99.1

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM F-N

                   APPOINTMENT OF AGENT FOR SERVICE OF PROCESS
                     BY FOREIGN BANKS AND FOREIGN INSURANCE
                COMPANIES AND CERTAIN OF THEIR HOLDING COMPANIES
                AND FINANCE SUBSIDIARIES MAKING PUBLIC OFFERINGS
                       OF SECURITIES IN THE UNITED STATES

A.  Name of issuer or person filing ("Filer"): Aspen Insurance Holdings Limited
                                               --------------------------------

B.  This is (select one):

    [X] an original filing for the Filer

    [_] an amended filing for the Filer

C.  Identify the filing in conjunction with which this Form is being filed:

    Name of registrant:   Aspen Insurance Holdings Limited
                          --------------------------------

    Form type:   Form F-3
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    File Number (if known):
                             -----------

    Filed by:   Aspen Insurance Holdings Limited
                --------------------------------

    Date Filed (if filed concurrently, so indicate): Filed concurrently herewith
                                                     ---------------------------

D.  The Filer is incorporated or organized under the laws of (Name of the jurisdiction under whose laws the filer is organized or incorporated)

    Bermuda
    -------

    and has its principal place of business at (Address in full and telephone number)

    Victoria Hall, 11 Victoria Street, Hamilton HM 11, Bermuda
    ----------------------------------------------------------
    (Telephone:   441-295-8201)
    ---------------------------

E.  The filer designates and appoints (Name of United States person serving as agent)

    CT Corporation System ("Agent") located at (Address in full in the United
    ---------------------
    States and telephone number)

    111 Eighth Avenue, New York, NY 10011, (Telephone: 212-894-8600) as the
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    agent of the Filer upon whom may be served any process, pleadings, subpoenas, or other papers in:

    (a) any investigation or administrative proceeding conducted by the
        Commission, and

    (b) any civil suit or action brought against the Filer or to which the Filer has been joined as defendant or respondent, in any appropriate court in any place subject to the jurisdiction of any state or of the United
        States or any of its territories or possessions or of the District of
        Columbia, arising out of or based on any offering made or purported to be made in connection with the securities registered by the Filer on
        Form (Name of Form) F-3 filed on (Date) February 4, 2005, as amended, or
                            ---                 -----------------------------
        any purchases or sales of any security in connection therewith. The
        Filer stipulates and agrees that any such civil suit or action or administrative proceeding may be commenced by the service of process upon, and that service of an administrative subpoena shall be effected by service upon, such agent for service of process, and that the service as aforesaid shall be taken and held in all courts and administrative tribunals to be valid and binding as if personal service thereof had been made.

F.  Each person filing this Form stipulates and agrees to appoint a successor agent for service of process and file an amended FORM F-N if the Filer discharges the Agent or the Agent is unwilling or unable to accept service on behalf of the Filer at any time until six years have elapsed from the date of the Filer's last registration statement or report, or amendment to any such registration statement or report, filed with the Commission under the Securities Act of 1933 or Securities Exchange Act of 1934. Filer further undertakes to advise the Commission promptly of any change to the Agent's name or address during the applicable period by amendment of this Form referencing the file number of the relevant registration form in conjunction with which the amendment is being filed.

G.  Each person filing this form undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to the form referenced in paragraph E or transactions in said securities.

    The Filer certifies that it has duly caused this power of attorney, consent, stipulation and agreement to be signed on its behalf by the undersigned, thereunto duly authorized, in the

    City of Hamilton, Country of Bermuda

    this 4th day of February, 2005
         ---        --------------

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    Filer: Aspen Insurance Holdings Limited
           --------------------------------
    By (Signature and Title):

         /s/ Julian Cusack
    ----------------------------------------
    Name:  Julian Cusack
    Title: Chief Financial Officer

This statement has been signed by the following persons in the capacities and on the dates indicated.

                           (Signature)  /s/ Jill E. Kranz
                                       -------------------------
                           Name:    Jill E. Kranz
                                    ----------------------------
                           Title)   Team Leader (CT Corporation)
                                    ----------------------------
                           (Date)    February 4, 2005
                                    ----------------------------

    Instructions

    1. The power of attorney, consent, stipulation and agreement shall be signed by the Filer and its authorized Agent in the United States.

    2. The name of each person who signs FORM F-N shall be typed or printed beneath his signature. Where any name is signed pursuant to a board resolution, a certified copy of the resolution shall be filed with each copy of the Form. If any name is signed pursuant to a power of attorney, a manually signed copy of each power of attorney shall be filed with each copy of the Form.

SEC'S COLLECTION OF INFORMATION

An agency may not conduct or sponsor, and a person is not required to respond to, a collection of information unless it displays a currently valid control number. Filing of this Form is mandatory. Rule 489 under the Securities Act of
1933 [17 CFR 230.489] requires foreign banks and foreign insurance companies and holding companies and finance subsidiaries of foreign banks and foreign insurance companies that are excepted from the definition of "investment company" by virtue of rules 3a-1,3a-5, and 3a-6 under the Investment Company Act of 1940 to file Form F-N to appoint an agent for service of process in the
United States when making a public offering of securities. The information collected on Form F-N is publicly available. Any member of the public may direct to the Commission any comments concerning the accuracy of the burden estimate of this Form and any suggestions for reducing the burden of the Form. This collection of information has been reviewed by the Office of Management and
Budget in accordance with the clearance requirements of 44 U.S.C. Section 3507.

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